UNITED STATES
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SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.  )

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AETRIUM INCORPORATED
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FOR IMMEDIATE RELEASE:	January 3, 2013
CONTACT:	Paul Askegaard
Aetrium Incorporated
(651) 704-1812
NASDAQ:	ATRM

AETRIUM SETS THE RECORD STRAIGHT, REJECTS DISSIDENT SHAREHOLDERS’ ATTEMPTS TO SEIZE CONTROL

St. Paul, Minn (1/3/13)—Aetrium Incorporated (Nasdaq:ATRM) is today registering its growing concern over the continuing distortions of a group of dissident shareholders headed by Jeffrey Eberwein in its attempt to seize control of the company. The Eberwein group’s campaign of disinformation is shrouding its continuing public statements with confusion and deception.

“The Eberwein group failed to gather enough shareholder participation to reach quorum at our November 26 special shareholder meeting called on its demand, even after it had seven weeks to solicit support,” said Joseph Levesque, president and CEO. “The fact is that after those seven weeks only 12% of Aetrium’s shareholders joined the Eberwein group in its bid to replace the Aetrium Board. This is hardly the ‘huge margin’ the Eberwein group’s headline claimed in its November 26 press release, and in fact was well short of the votes necessary for the Eberwein group to have prevailed even if a quorum had been established.

“None of the members of the Eberwein group attended the November 26 meeting. The group was represented at the meeting solely by its attorney, who asked for more time to reach a quorum, asking to adjourn the meeting until December 10. However, the attorney didn’t ask for extended time until after the meeting had already been concluded, and in any event had no authority to move for adjournment because the group’s proxy materials failed to meet the explicit requirements of the Securities and Exchange Commission (SEC) in order for the group to ask for an adjournment. Thus, the Eberwein group did not have the authority to ask for its requested adjournment even if its attorney had made the request before the meeting had ended.

“The Eberwein group nevertheless continued after November 26 to solicit shareholders to post votes in a one-sided campaign distorting the facts and impugning the character of our Board. The special shareholder meeting having concluded, we had no effective mechanism for countering the unfair and untrue charges of the Eberwein group or enlisting the oversight of the SEC. In its November 30 press release, the Eberwein group claimed we changed our quorum requirement, which the Eberwein group said ‘is especially troubling for shareholder democracy,’ and constituted ‘outrageous actions by the Incumbent Directors.’ In its December 10 press release, the Eberwein group claimed our insistence on our quorum requirement constituted ‘gross violations of shareholder rights recently committed by Aetrium’s incumbent board members.’

“In fact, we have made no change to our quorum requirement. Further, in the lawsuit brought by the Eberwein group to attempt to get through court action what it could not get through shareholder action, the interpretation the Eberwein group has urged for our quorum requirement was dismissed by the judge out of hand as ‘extremely strained and completely inconsistent with the clear language of the bylaws.’ The existing Aetrium Board is composed of disciplined and experienced individuals of high ethics and moral standards who have committed themselves to the success of Aetrium and the best interests of all the shareholders and have been doing so for years for very little compensation.  Our Board’s resistance to the Eberwein group’s ‘extremely strained’ and illogical demands can hardly be termed ‘troubling,’ let alone ‘outrageous’ or ‘gross violations of shareholder rights.’

“In its December 10 press release, the Eberwein group claimed in its headline ‘Dissidents Win Vote by Large Margin.’ About 1.1 million additional votes were posted between November 26 and December 10. Even after the Eberwein group’s vitriolic and inflammatory attacks on our Board, less than half of these additional posted votes favored the Eberwein group, increasing to only 17% the Aetrium shareholders joining the Eberwein group in its bid for control. Excluding the Eberwein group, that’s only 20% of our remaining shareholders favoring the group’s takeover. Most importantly, even if all votes posted between November 26 and December 10 had been counted and a quorum had been reached, the Eberwein group would have nevertheless failed on both its bylaw amendment and director removal proposals.

“The Eberwein group declared in its headline on December 20 that the judge in its lawsuit had ruled that our Board’s bylaw amendment on adjournment violated Minnesota law. The judge made no such ruling. The judge did conclude the group was likely to succeed on the merits on its argument regarding our bylaw amendment, but said that at the current early stage of the litigation, he ‘remain[ed] convincible’ that the bylaw amendment was properly adopted. We are confident that the judge will rule in our favor when and if the issue is fully aired. However, since the Eberwein group did not reserve for itself the right to adjourn the November 26 meeting, the question is moot in any event.

“Nevertheless, on December 20 the Eberwein group, 10 days after having been defeated by our shareholders in its takeover attempt even on its contrived adjournment date, again demanded a special shareholder meeting to again attempt a takeover, at the expense and dissipation of the company’s scarce capital and management resources, and only a few weeks ahead of our annual meeting. A few days ago, the Eberwein group offered to settle this matter—if we immediately turn over full control of Aetrium.  This group has lost at the polls and it has lost in court. The Eberwein group has demonstrated that it has no experience in our industry, which continues to be in a perilous time, and that the group has no plan for directing the company forward. As a result, both of the two major shareholder advisory services recommended against voting for the group’s attempted takeover. Since the November 26 meeting, the Eberwein group has further diminished itself through its campaign of disinformation in its attempts to mislead our shareholders and mischaracterize our Board members. Under these circumstances, our Board firmly believes that we do not have discretion within our fiduciary duties to our shareholders and the company to turn control of the company over to the Eberwein group.

“In an effort to resolve this situation, however, and to avoid the expense and distraction of another proxy contest, we remain willing to invite members of the Eberwein group to a minority position on our Board so that they can learn about our industry and our company and be in a position to formulate and offer proposals that may further enhance the value of our company and the interests of our shareholders. This is the solution we have been offering to the Eberwein group since it started this proxy campaign, as well as the solution recommended by one of the proxy advisory services. I cannot think of a better way for us to provide for a voice at the table for this dissident group under these circumstances.”

Aetrium, based in North St. Paul, Minnesota, is a leading supplier of proprietary technologies and equipment that are used by the worldwide semiconductor industry to test integrated circuits.  The company’s products are used by customers to advance reliability, improve quality, increase product yield or improve manufacturing processes.  Aetrium’s common stock is publicly traded on the Nasdaq market under the symbol ATRM.  More information about Aetrium is available on the internet at www.Aetrium.com.

IMPORTANT INFORMATION/SOLICITATION PARTICIPANTS LEGEND

Aetrium Incorporated and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Aetrium Incorporated in connection with any meeting of shareholders that may be held.  Information regarding the interests of these directors and executive officers in connection with the matters to be voted on at any meeting that may be held will be included in the proxy statement filed by Aetrium Incorporated in connection with any such meeting.  In addition, Aetrium Incorporated files annual, quarterly and special reports, proxy and information statements, and other information with the Securities and Exchange Commission (the “SEC”).  These documents are available, and the proxy statement, when it is filed, will be available free of charge at the SEC’s web site at www.sec.gov.  SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.